Exhibit 99.1

Risks Related to the Playa Hotels Acquisition

Unless we have indicated otherwise, or the context otherwise requires, references to the terms “we,” “us,” or “our” or other similar terms mean Hyatt Hotels Corporation and its consolidated subsidiaries.

We expect to incur material expenses and indebtedness related to the Playa Hotels Acquisition.

We expect to incur material expenses and indebtedness in completing the acquisition of Playa Hotels & Resorts N.V. (“Playa Hotels” and the “Playa Hotels Acquisition”) and integrating the business, operations, practices, policies and procedures of Playa Hotels. While we have assumed that a certain level of transaction and integration expenses would be incurred, there are a number of factors beyond our control that could affect the total amount or the timing of integration expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. We also intend to finance a portion of the consideration for the Playa Hotels Acquisition through the incurrence of indebtedness, which will increase our debt service obligations and the risk of downgrade of our credit ratings by credit rating agencies. These additional expenses or indebtedness could have an adverse effect on us or our results of operations.

We may not realize the anticipated benefits from the pending Playa Hotels Acquisition.

The Playa Hotels Acquisition involves the combination of two companies that currently operate as independent companies. While we and Playa Hotels will continue to operate independently until the completion of the Playa Hotels Acquisition, the success of the Playa Hotels Acquisition will depend, in part, on our ability to realize the anticipated benefits from successfully combining our and Playa Hotels’ businesses after closing. We plan on devoting substantial management attention and resources to integrating our and Playa Hotels’ business practices so that we can fully realize the anticipated benefits of the Playa Hotels Acquisition. Nonetheless, the business and assets acquired may not be successful or continue to grow at the same rate as when operated independently or may require greater resources and investments than originally anticipated. The Playa Hotels Acquisition could also result in the assumption of unknown or contingent liabilities, and, because Playa Hotels operates in the same sector that we do, the Playa Hotels Acquisition could also exacerbate a number of risks that currently apply to us. Further, as part of our capital strategy, we plan to continue from time to time to sell certain real estate, including real estate acquired as part of the Playa Hotels Acquisition, subject to a management and hotel services agreement or franchise agreement, with the primary purpose of reinvesting the proceeds to support the growth of our business and to repay indebtedness. As we actively market and look to sell selected real estate assets, general economic conditions, rising interest rates, and/or property-specific issues may negatively affect real estate values, prevent us from selling real estate assets on acceptable terms or at expected values, or prevent us from selling real estate assets within committed timeframes.

Potential difficulties we may encounter following closing include the following:

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the inability to successfully combine our and Playa Hotels’ businesses in a manner that permits us to realize the anticipated benefits of the Playa Hotels Acquisition in the time frame currently anticipated, or at all;

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the failure to integrate internal systems, programs and internal controls, or decisions by our management to apply different accounting policies, assumptions or judgments to Playa Hotels’ operational results than Playa Hotels applied in the past;

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the inability to successfully realize the anticipated value of the Playa Hotels Acquisition to expand our all-inclusive ALG Vacations and Unlimited Vacation Club distribution channels or the expected benefits and added value from the World of Hyatt loyalty program;

•	effectively and efficiently integrating information technology and other systems;

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issues not discovered as part of the transactional due diligence process and/or unanticipated liabilities or contingencies of Playa Hotels, including with respect to commercial disputes or cyber incidents and information technology failures or delays, matters related to data privacy, data localization, and the handling of personally identifiable information or other matters;

•	preserving the important licensing, distribution, marketing, owner, customer, labor, and other relationships of the acquired assets;

•	coordinating sales, distribution, loyalty, membership, and marketing functions;

•	loss of sales and other commercial relationships;

•	the complexities associated with managing the combined company;

•	the failure to retain key employees of either of the two companies that may be difficult to replace;

•	the disruption of each company’s ongoing businesses or inconsistencies in services, standards, controls, procedures and policies;

•	potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the Playa Hotels Acquisition; and

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performance shortfalls at one or both of the two companies as a result of the diversion of management’s attention caused by completing the Playa Hotels Acquisition and integrating our and Playa Hotels’ operations.

Based on our preliminary purchase accounting estimates, a significant portion of the purchase price for the Playa Hotels Acquisition would be allocated to goodwill and intangible assets and we already hold a significant amount of these assets. On a quarterly basis, we evaluate our assets for impairment based on various factors, including actual operating results, trends of projected revenues and profitability, potential or actual terminations of underlying management and hotel services agreements and franchise agreements, pending third-party offers, and significant adverse changes in the business climate. If our acquisition of the Playa Hotels does not yield expected returns, we may be required to recognize additional impairment charges, which could materially adversely affect our reported results.

Any of these risks could adversely affect our ability to maintain relationships with customers, vendors, employees and other commercial relationships or adversely affect our or Playa Hotels’ future operational results. As a result, the anticipated benefits of the Playa Hotels Acquisition may not be realized or at all or may take longer to realize or cost more than expected, which could adversely affect our business, financial condition, results of operations and growth prospects. In addition, changes in laws and regulations could adversely impact our business, financial condition, results of operations and growth prospects after the Playa Hotels Acquisition.

The pending Playa Hotels Acquisition may not be completed on the currently contemplated timeline or terms, or at all.

Consummation of the Playa Hotels Acquisition is conditioned on, among other things, the receipt of certain consents and other approvals under the competition laws of various jurisdictions. Neither we nor Playa Hotels can provide assurance that the conditions to completing the Playa Hotels Acquisition will be satisfied or waived, and accordingly, that the Playa Hotels Acquisition will be completed on the terms or timeline that the parties anticipate or at all. If any condition to the Playa Hotels Acquisition is not satisfied, it could delay or prevent the Playa Hotels Acquisition from occurring, which could negatively impact our business, financial condition, results of operations and growth prospects.

Failure to complete the pending Playa Hotels Acquisition could have an adverse effect on us.

Either we or Playa Hotels may terminate the Purchase Agreement in specified circumstances. If the Playa Hotels Acquisition is not completed, our business, financial condition, results of operations and growth prospects may be adversely affected and, without realizing any of the benefits of having completed the Playa Hotels Acquisition, we will be subject to a number of risks, including the following:

•	the market price of our securities could decline;

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we will be required to pay certain costs relating to the Playa Hotels Acquisition, such as legal, accounting, financial advisor, filing, printing and mailing fees and integration costs that have already been incurred or will continue to be incurred until the closing of the Playa Hotels Acquisition, whether or not the Playa Hotels Acquisition is completed;

•	if the Purchase Agreement is terminated, our stockholders cannot be certain that we will be able to find another acquisition opportunity as attractive to us as the Playa Hotels Acquisition;

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we could be subject to litigation related to any failure to complete the Playa Hotels Acquisition or related to any enforcement proceeding commenced against us to perform our obligations under the Purchase Agreement;

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we will not realize the benefit of the time and resources, financial and otherwise, committed by our management to matters relating to the Playa Hotels Acquisition that could have been devoted to pursuing other beneficial opportunities; and

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we may experience reputational harm due to the adverse perception of any failure to successfully complete the Playa Hotels Acquisition or negative reactions from the financial markets or from our customers, vendors, employees and other commercial relationships.

Any of these risks could adversely affect our business, financial condition, results of operations and growth prospects, and impact our ability to meaningfully increase the percentage of revenues and earnings we generate from fees. Similarly, delays in the completion of the Playa Hotels Acquisition could, among other things, result in additional transaction costs, loss of revenue or other negative effects associated with delay and uncertainty about the completion of the Playa Hotels Acquisition and could adversely affect our business, financial condition, results of operations and growth prospects.

The pendency of the Playa Hotels Acquisition could adversely affect our and/or Playa Hotels’ businesses and operations.

In connection with the pending Playa Hotels Acquisition, some customers, vendors or other parties with commercial relationships with each of us and the Playa Hotels may delay or defer decisions, which could adversely affect the revenues, earnings, cash flows and expenses of us and Playa Hotels, regardless of whether the Playa Hotels Acquisition is completed. In addition, due to operating covenants in the Purchase Agreement, Playa Hotels may be unable (without our prior written consent), during the pendency of the Playa Hotels Acquisition, to pursue strategic transactions, undertake significant capital projects, undertake certain significant financing transactions and otherwise pursue other actions outside the ordinary course, even if such actions would prove beneficial.